Exhibit 3(I) 4

CERT1IFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCED MEDICAL SYSTEMS INC.

The undersigned being the President and Secretary of ADVANCED MEDICAL SYSTEMS INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a :meeting held on         6-21-02        ; it was agree by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of ADVANCED MEDICAL SYSTEMSINC, were filed with the Secretary of State of Nevada on the 19th day of September 1996. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 19th day of September, 1996, herein is arnended to read as follows:

ARTICLE FIRST

FIRST. The name shall be:

EarlyDETECT Inc.

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCED MEDICAL SYSTEMS INC.

CONTINUED

The undersigned hereby certify that they have on this       21st      day of         June       , 2002, executed this Certificate Arnending the original Articles of Incorporation with the Secretary of State of Nevada.

/s/ Nicholas George President

/s/ Peter George Secretary

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